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                                   EXHIBIT 5





                        Milbank, Tweed, Hadley & McCloy
                            1 Chase Manhattan Plaza
                           New York, New York  10005



                                           February 13, 1996



Central and South West Corporation
1616 Woodall Rodgers Freeway
Dallas, Texas  75202-1234

     Re:  Registration Statement on Form S-3 of
         Central and South West Corporation
          (the "Company")


Ladies and Gentlemen:

          We have acted as counsel for the Company and, in that capacity, we have been requested to provide this opinion with respect to Common Stock of the Company, $3.50 par value per share (the "Common Stock"), issuable in connection with its registration statement on Form S-3 dated the date hereof with respect to the registration under the Securities Act of 1933, as amended, of 5,000,000 shares of Common Stock ("Registration Statement") to be issued under the Central and South West Corporation Powershare SM Plan (the "Plan").

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

          Based upon on the foregoing, we are of the opinion that the 5,000,000 shares of Common Stock to which the above-mentioned Registration Statement relates, will, when the Registration Statement becomes effective, when the Company has received the consideration to be received for the shares of Common Stock to be issued pursuant to the Plan and when the shares of Common Stock have been issued by the Company as provided under the Plan, be validly issued as fully paid and non-assessable shares.

          This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States applicable therein.

          This opinion is addressed to you solely in connection with he matters referred to herein and is not to be relied upon by any other person, except the New York Stock Exchange and Securities and Exchange Commission, or for any other purpose.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto, and the Prospectus relating thereto.


                                      Very truly yours,

                                      /s/MILBANK, TWEED, HADLEY & MCCLOY
                                      Milbank, Tweed, Hadley & McCloy


RBW/JMH